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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20575) pertaining to the Sparta Pharmaceuticals, Inc. Amended 1991 Stock Plan and the Registration Statement (Form S-3 No. 333-13621) pertaining to the registration of 25,323,853 Shares of Common Stock and 11,309,722 Class C Warrants, the Registration Statement (Form S-3 No. 333-25211) pertaining to the registration of 2,035,000 shares of Common Stock and the Registration Statement (Form S-8 No. 333-35311) pertaining to the registration of 500,000 share of Common stock, of our report dated January 31, 1996, with respect to the financial statements of Sparta Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP

Raleigh, North Carolina
March 23, 1998